UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 16, 2016 (May 12, 2016)

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Commission File Number	I.R.S. Employer Identification No.
Windstream Holdings, Inc.	Delaware	001-32422	46-2847717

4001 Rodney Parham Road, Little Rock, Arkansas	72212
(Address of principal executive offices)	(Zip Code)

(501) 748-7000
Registrant’s telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders

The 2016 annual meeting of stockholders (the “Annual Meeting”) of Windstream Holdings, Inc. (the “Company”) was held virtually on May 12, 2016 at 11:00 a.m. (central time) at www.virtualshareholdermeeting.com/WIN16. During the Annual Meeting, the Company’s stockholders voted on six proposals. The proposals are described in the Company’s definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed with the Securities and Exchange Commission on April 1, 2016. The voting results for each of the proposals are as follows.

1.  The stockholders elected nine persons nominated to serve as a director of the Company set forth in the Proxy Statement, with the following voting results:

Name	Votes For	Votes Against	Votes For as a % of Votes Cast
Carol B. Armitage	40,102,033	861,538	97.90%
Samuel E. Beall, III	39,947,901	998,578	97.56%
Jeannie Diefenderfer	40,290,738	664,531	98.38%
Jeffrey T. Hinson	39,897,377	1,036,849	97.47%
William G. LaPerch	40,086,599	845,587	97.93%
Larry Laque	40,296,593	651,009	98.41%
Michael G. Stoltz	40,265,071	678,963	98.34%
Anthony W. Thomas	40,143,912	806,268	98.03%
Alan L. Wells	40,040,095	905,553	97.79%

In addition to the votes for and against each nominee, the table below reports the number of shares that abstained from voting for each of the nominees, respectively:

Name	Votes Abstained
Carol B. Armitage	287,834
Samuel E. Beall, III	304,926
Jeannie Diefenderfer	296,126
Jeffrey T. Hinson	317,179
William G. LaPerch	319,219
Larry Laque	303,803
Michael G. Stoltz	307,371
Anthony W. Thomas	301,225
Alan L. Wells	305,757

The Company’s Bylaws require that each director nominee be elected by the affirmative vote of a majority of the votes cast for his or her election. The above reported abstentions, while counted for quorum purposes, had no effect on the outcome of the election of directors because they are not considered votes cast under this voting standard.

2. The stockholders voted upon and approved a non-binding advisory resolution on executive compensation, with the following voting results:

Votes For	Votes Against	Votes For as a % of Votes Cast
36,747,981	3,936,972	90.32%
566,452 shares abstained from voting on this proposal. Approval of this item required a majority of votes cast, and these abstentions, while counted for quorum purposes, had no effect on the outcome of this proposal because they are not considered votes cast under this voting standard.

3. The stockholders voted upon and and ratified the Company's NOL Rights Plan, with the following voting results:

Votes For	Votes Against	Votes For as a % of Votes Cast
36,304,097	4,267,638	89.48%
679,670 shares abstained from voting on this proposal. Approval of this item required a majority of votes cast, and these abstentions, while counted for quorum purposes, had no effect on the outcome of this proposal because they are not considered votes cast under this voting standard.

4. The stockholders voted upon and rejected amendments to the Certificate of Incorporation and Bylaws of the Company to enable stockholders to call special meetings of stockholders under certain circumstances, with the following voting results:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes	Votes For as a % of Outstanding
39,817,404	889,123	544,878	41,038,631	41.35%

For the amendments to pass, the affirmative vote of two-thirds of the Company’s outstanding shares was required.

5. The stockholders voted upon and rejected amendments to the Certificate of Incorporation and Bylaws of the Company to eliminate super-majority voting provisions, with the following voting results:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes	Votes For as a % of Outstanding
39,705,812	1,125,309	420,284	41,038,631	41.24%

For the amendments to pass, the affirmative vote of two-thirds of the Company’s outstanding shares was required.

6. The stockholders voted upon and ratified the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accountant for 2016, with the following voting results:

Votes For	Votes Against	Votes For as a % of Votes Cast
80,659,781	1,031,469	98.74%

598,786 shares abstained from voting on this proposal. However, approval of this item required a majority of votes cast, and these abstentions, while counted for quorum purposes, had no effect on the outcome of this proposal because they are not considered votes cast under this voting standard.

Broker Non-Votes: There were 41,038,631 broker non-votes reported for each of the proposals presented at the Annual Meeting, except Proposal No. 6 (ratification of the appointment of PricewaterhouseCoopers, LLP as the Company’s independent registered public accountant). While counted for quorum purposes, these broker non-votes had no effect on the outcome of Proposals No. 1, 2 and 3 because broker non-votes are not considered votes cast under the Company’s majority of votes cast approval standard applicable to those proposals. Under the approval standards applicable to Proposals No. 4 and 5, the broker non-votes are considered votes cast and thus were treated as votes against each of those proposals. Proposal No. 6 was considered a routine matter upon which brokers and other nominees could vote uninstructed shares under applicable rules, and therefore no broker non-votes existed in connection with Proposal No. 6.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINDSTREAM HOLDINGS, INC

By:	/s/ Kristi Moody
Name:	Kristi Moody
Title:	Senior Vice President and Corporate Secretary

May 16, 2016